Exhibit 99.1

Mentor Graphics Lowers Fiscal 2009 Guidance and Announces Fiscal Third Quarter Conference Call

WILSONVILLE, Ore.--(BUSINESS WIRE)--November 11, 2008--Mentor Graphics Corporation (NASDAQ: MENT) announced that slowing customer activity has reduced the company’s outlook for the second half of the fiscal year. Revenue is expected to be about $185 million for the fiscal third quarter ending October 31, 2008 with a non-GAAP loss of approximately $.05 per share. The current estimate of the GAAP loss per share is approximately $.80, which includes a GAAP tax provision for the third quarter of approximately $.50 per share. The tax provision is abnormally high as it includes recapture of tax benefits previously claimed in prior quarters as well as the continuing effect of tax expense in non-US jurisdictions.

For the fiscal fourth quarter ending January 31, 2009, the company now expects revenues of approximately $270 million, non-GAAP earnings per share of about $.55, and GAAP earnings per share of about $.60. For fiscal 2009, the company expects full year revenues of approximately $815 million, non-GAAP earnings per share of about $0.40 and a GAAP loss per share of about $.65.

“Typically, our customers had been negotiating contract renewals a quarter or two before their expiration,” said Walden C. Rhines, chairman and CEO of Mentor Graphics. “In this economic environment, customers are now waiting until the contracts come closer to expiration to renew. We expect a number of sizeable contracts to renew in the next several quarters, which should lead to a stronger fiscal 2010 than fiscal 2009.”

Given these pending contract renewals, the company anticipates fiscal first quarter 2010 revenues of $200 to $210 million, non-GAAP earnings per share between $.05 and $.10, and GAAP loss per share between $.01 and $.06.

“These contract renewal delays should produce greater business linearity in fiscal 2010,” said Gregory K. Hinckley, president of Mentor Graphics. “Excluding acquisitions, non-GAAP expenses for the quarter were less than third quarter last year as a result of reductions in staffing undertaken earlier in the year, reduced incentive compensation and an improving foreign exchange environment.”

Mentor Graphics will release financial results for its third fiscal quarter as well as revised fiscal 2009 guidance, on Wednesday, November 19 at 5:00 a.m. Pacific Time. Following the release, Mentor will host a live webcast to discuss the third quarter results, beginning at 5:30 a.m. Pacific Time.

What: Mentor Graphics live webcast of Q3 Fiscal Year 2009 financial results

When: Wednesday, November 19 at 5:30 a.m. Pacific Time.

Webcast: www.mentor.com/company/investor_relations

The company emphasized that the foregoing results are preliminary and are subject to adjustments upon final closing of financial results and completion of the quarterly review by independent accountants.

About Mentor Graphics

Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $850 million and employs approximately 4,500 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor is a registered trademark of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) reductions in spending on the company’s products and services by its customers due to the current weakness in the US and other economies; (ii) the company’s ability to successfully offer software and hardware products and services that compete in the highly competitive EDA industry; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) effects of the increasing volatility of foreign currency fluctuations on the company’s business and operating results; (v) changes in accounting or reporting rules or interpretations; (vi) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (vii) effects of unanticipated shifts in product mix on gross margin; (viii) effects of customer seasonal purchasing patterns and the timing of significant orders which may negatively impact the company’s quarterly results of operations, (ix) an industry downturn that could lead to smaller contract renewals by significant customers, and (x) the effect of any goodwill impairment analyses the company may perform in the future, all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Discussion of Non-GAAP Financial Measures

Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin and net income (loss), which we refer to as non-GAAP gross margin, operating margin, and net income (loss), respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of purchased and other identified intangible assets, in-process research and development, special charges, equity plan-related compensation expenses and charges, and gains which management does not consider reflective of our core operating business.

Purchased and other identified intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships, and employment agreements. In-process research and development charges represent products in development that had not reached technological feasibility at the time of acquisition. Special charges consist of post-acquisition rebalance costs including severance and benefits, excess facilities, and asset-related charges, and also include strategic reallocations or reductions of personnel resources. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R). For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that we would accrue using a normalized effective tax rate applied to the non-GAAP results.

In certain instances, our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP EPS is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options in a loss situation.

Non-GAAP gross margin, operating margin and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources.

Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically management adjusts for the excluded items for the following reasons:

  Amortization charges for our purchased and other identified intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of our acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.
  Special charges are primarily severance related and are due to our reallocation or reduction of personnel resources driven by modifications of business strategy or business emphasis and by assimilation of acquired businesses. These costs are originated based on the particular facts and circumstances of business decisions and can vary in size. Special charges also include excess facility and asset-related restructuring charges. These charges are not specifically included in our annual operating plan and related budget due to the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers’ performance internally.
  In-process research and development charges are largely disregarded as acquisition decisions are made, since they often result in charges that vary significantly in size and amount. Management excludes these charges when evaluating the impact of an acquisition transaction and our ongoing performance.
  Management supplementally considers performance without the impact of equity plan-related compensation charges and believes this information is useful to investors to compare our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude stock compensation expense. We view equity plan-related compensation as a key element of our employee retention and long-term incentives, not as an expense that should be an element of evaluating core operations in any given period. We therefore exclude these charges for purposes of evaluating our core performance.
  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various tax jurisdictions in which we operate. This non-GAAP weighted average tax rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates.

Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. However, non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

  Amortization of purchased intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly engage in acquisition and assimilation activities as part of our ongoing business and therefore we will continue to experience special charges and in-process research and development charges on a regular basis. These costs also directly impact our available funds.
  Our stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under SFAS 123R.
  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation.
  Other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE GUIDANCE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of expected non-GAAP earnings per share for the periods shown below:

	Q3 FY09	Q4 FY09	FY09	Q1 FY10
Diluted GAAP net earnings per share	$(0.80)	$0.60	$(0.65)	($0.06) - ($0.01)
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.04	0.04	0.14	0.03
Amortization of other identified intangible assets (2)	0.04	0.03	0.12	0.03
Equity plan-related compensation (3)	0.07	0.08	0.31	0.09
Special charges (4)	0.10	0.00	0.41	0.00
Income tax effects (5)	0.50	(0.20)	0.07	(0.04)
Non-GAAP net income	$(0.05)	$0.55	$0.40	$0.05 - $0.10

(1)

Excludes special charges consisting primarily of costs incurred for in-process research and development, facility closures, and employee rebalances, which includes severance benefits, notice pay, and outplacement services. Fees associated with the unsolicited bid by Cadence Design Systems are included in special charges. The guidance for Q4 FY09 and Q1 FY10 assumes no additional special charges.

(2)

Excludes amortization of other identified intangible assets including trade names, employment agreements and customer relationships resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years. The guidance for Q4 FY09 and Q1 FY10 assumes no additional acquisitions.

(3)	Excludes equity plan-related compensation expense recognized in accordance with SFAS 123R, Share-Based Payment.
(4)

Excludes special charges consisting primarily of costs incurred for in-process research and development, facility closures, and employee rebalances, which includes severance benefits, notice pay, and outplacement services. Fees associated with the unsolicited bid by Cadence Design Systems are included in special charges. The guidance for Q4 FY09 and Q1 FY10 assumes no additional special charges.

(5)

Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments. FY 2009 GAAP forecast reflects a negative tax rate as we expect to realize a net tax expense despite a projected pre-tax net loss. This is primarily due to certain foreign operations where we remain profitable and jurisdictions where we have withholding tax expenses. Tax expense for Q3 FY09 reflects the recapture of tax benefits previously claimed in prior quarters. Tax benefit forecasted in Q4 FY09 reflects the application of the projected annual negative tax rate to forecasted pre-tax profit for the quarter.

CONTACT:
Mentor Graphics
Ryerson Schwark, 503-685-1462
ry_schwark@mentor.com
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com